As filed with the Securities and Exchange Commission on October 1, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	55-0856151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2010 Equity Incentive Plan

2010 Employee Stock Purchase Plan

2005 Stock Option/Stock Issuance Plan

(Full title of the plans)

John G. Melo

President and Chief Executive Officer

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gordon K. Davidson, Esq.

Daniel J. Winnike, Esq.

Sayre E. Stevick, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
— To be issued under the 2010 Equity Incentive Plan	4,371,575(2)	$16.72(3)	$73,092,734.00	$5,211.52
— To be issued under the 2010 Employee Stock Purchase Plan	168,627	$14.22(4)	$2,397,875.94	$170.97
— Outstanding under the 2005 Stock Option/Stock Issuance Plan	6,179,854(5)	$5.92(6)	$36,584,735.68	$2,608.50
Total	10,720,056		$112,075,345.62	$7,990.99

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2005 Stock Option/Stock Issuance Plan, 2010 Equity Incentive Plan or 2010 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Shares of common stock reserved for issuance under the 2010 Equity Incentive Plan consist of (a) 4,200,000 shares of common stock initially available for future grants under the 2010 Equity Incentive Plan plus (b) 171,575 shares of common stock previously reserved but unissued under the 2005 Stock Option/Stock Issuance Plan that are now available for issuance under the 2010 Equity Incentive Plan. To the extent outstanding awards under the 2005 Stock Option/Stock Issuance Plan are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2005 Stock Option/Stock Issuance Plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2010 Equity Incentive Plan. See footnote 5 below.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on September 29, 2010.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on September 29, 2010, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the Registrant’s 2010 Employee Stock Purchase Plan.
(5)	Any such shares of common stock that are subject to awards under the 2005 Stock Option/Stock Issuance Plan which are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2005 Stock Option/Stock Issuance Plan instead will be available for issuance under the 2010 Equity Incentive Plan. See footnote 2 above.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $5.92 per share (rounded up to the nearest cent).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement as required by Rule 428(b)(1).

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)	The Registrant’s prospectus filed on September 28, 2010 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-166135); and

(b)	The description of the Registrant’s common stock contained in the Form 8-A filed on September 24, 2010 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, to the fullest extent permitted by law.

As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may enter into indemnification contracts with any director, officer, employee or agent of the Registrant;

•

the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.

See also the undertakings set out in response to Item 9 hereof.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-166135	3.03	07/06/2010

4.2	Restated Bylaws of the Registrant	S-1	333-166135	3.04	06/23/2010

4.3	Form of Registrant’s common stock certificate	S-1	333-166135	4.01	07/06/2010

4.4	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among the Registrant and the Registrant’s securityholders listed therein	S-1	333-166135	4.02	06/23/2010

4.5	2005 Stock Option/Stock Issuance Plan of the Registrant	S-1	333-166135	10.36	04/16/2010

4.6	Form of Notice of Grant of Stock Option under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.37	04/16/2010

4.7	Form of Notice of Grant of Stock Option (non-Exempt) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.38	04/16/2010

4.8	Form of Notice of Grant of Stock Option (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.39	04/16/2010

4.9	Form of Stock Option Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.40	04/16/2010

4.10	Form of Stock Option Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.41	04/16/2010

4.11	Form of Stock Purchase Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.42	04/16/2010

4.12	Form of Stock Purchase Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.43	04/16/2010

4.13	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	10.44	06/23/2010

4.14	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	10.45	07/06/2010

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 1st day of October, 2010.

AMYRIS, INC.

By:	/s/ JOHN G. MELO
John G. Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. Melo, Jeryl L. Hilleman and Tamara L. Tompkins, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN G MELO John Melo	Director, President and Chief Executive Officer (Principal Executive Officer)	September 30, 2010

/s/ JERYL HILLEMAN Jeryl Hilleman	Chief Financial Officer (Principal Accounting and Financial Officer)	September 30, 2010

/s/ RALPH ALEXANDER Ralph Alexander	Director	September 30, 2010

John Doerr	Director	September , 2010

/s/ GEOFFREY DUYK Geoffrey Duyk, M.D., Ph.D.	Director	September 30, 2010

/s/ SAMIR KAUL Samir Kaul	Director	September 30, 2010

/s/ ARTHUR LEVINSON Arthur Levinson, Ph.D.	Director	September 30, 2010

/s/ PATRICK PICHETTE Patrick Pichette	Director	September 30, 2010

/s/ CAROLE PIWNICA Carole Piwnica	Director	September 30, 2010

/s/ KINKEAD REILING Kinkead Reiling, Ph.D.	Director	September 30, 2010

Fernando Reinach, Ph.D.	Director	September , 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant	S-1	333-166135	3.03	07/06/2010

4.2	Restated Bylaws of the Registrant	S-1	333-166135	3.04	06/23/2010

4.3	Form of Registrant’s common stock certificate	S-1	333-166135	4.01	07/06/2010

4.4	Amended and Restated Investors’ Rights Agreement dated June 21, 2010 among the Registrant and the Registrant’s securityholders listed therein	S-1	333-166135	4.02	06/23/2010

4.5	2005 Stock Option/Stock Issuance Plan of the Registrant	S-1	333-166135	10.36	04/16/2010

4.6	Form of Notice of Grant of Stock Option under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.37	04/16/2010

4.7	Form of Notice of Grant of Stock Option (non-Exempt) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.38	04/16/2010

4.8	Form of Notice of Grant of Stock Option (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.39	04/16/2010

4.9	Form of Stock Option Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.40	04/16/2010

4.10	Form of Stock Option Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.41	04/16/2010

4.11	Form of Stock Purchase Agreement under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.42	04/16/2010

4.12	Form of Stock Purchase Agreement (non-US) under the Registrant’s 2005 Stock Option/Stock Issuance Plan	S-1	333-166135	10.43	04/16/2010

4.13	2010 Equity Incentive Plan of the Registrant and forms of award agreements thereunder	S-1	333-166135	10.44	06/23/2010

4.14	2010 Employee Stock Purchase Plan of the Registrant and form of Subscription Agreement thereunder	S-1	333-166135	10.45	07/06/2010

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X